As filed with the Securities and Exchange Commission on November 21, 2007

Registration No. 333-112943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER SECURITIES EXCHANGE ACT OF 1933

DJO INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	33-0978270
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1430 Decision Street

Vista, California  92081

(760) 727-1280

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Donald M. Roberts

Executive Vice President, General Counsel

and Secretary

DJO Incorporated

1430 Decision Street

Vista, California 92081

(760) 727-1280

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION

This post-effective amendment, filed by DJO Incorporated (the “Company”), deregisters all shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”), that had been registered for issuance on the Company’s Registration Statement on Form S-3 (File No. 333-112943) (the “Registration Statement”) that remain unsold upon the termination of the sales of shares covered by the Registration Statement.

On November 20, 2007, pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC (“Parent”), Reaction Acquisition Merger Sub, Inc. (“Merger Sub”) and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming a wholly-owned subsidiary of Parent.  As a result, the Company has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Company’s Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of its Common Stock under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on November 21, 2007.

DJO INCORPORATED

By:	/s/ Donald M. Roberts
Donald M. Roberts
Executive Vice President, General Counsel
and Secretary